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Exhibit 10.1 to Form 10-Q
for the period ending June 29, 2002

2002 Motorola Incentive Plan

Overview

        The 2002 Motorola Incentive Plan (the "Plan") has been established to retain employees through competitive rewards, attract premier talent, align individual efforts with business goals, and reward employees for strong business performance. The term of this Plan is 1 January 2002 through 31 December 2002 (the "Plan Year").

Eligibility

        To be eligible to participate in this Plan, employees must be:

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  Full-time or part-time Motorola employees;

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  In a Participating Organization and a Participating Group, and on the payroll of a Participating Country; and

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  Not a participant in any other annual group incentive or bonus plan (e.g., sales commission plans, etc.).

        To receive an award, eligible employees must fall into one of the following categories:

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  Active on a Motorola payroll as of the end of the Plan Year;

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  On a leave of absence as of the end of the Plan Year;

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  Retired from Motorola while actively employed during the Plan Year or from a leave of absence; or

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  Deceased during the Plan Year while actively employed or on a leave of absence.

Award Calculation

        Awards will be calculated and paid after the close of the year on which the awards are based. The award amount will be based on Eligible Earnings, the Target Award %, and the Business and Individual Performance Factors, as follows:

Award = Eligible Earnings × Target Award %	Business × Performance Factor	Individual × Performance Factor

        "Eligible Earnings" is defined below. "Target Award %'s", "Business Performance Factors", and "Individual Performance Factors" as approved by the Compensation Committee. Awards for transferred or promoted employees will be based on their position as of the end of the Plan Year and will not be prorated based on prior assignments.

Administration

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  The Compensation Committee of the Board of Directors has the responsibility for this Plan and may delegate to the MIP Plan Committee (the "Committee") the authority to manage, administer, amend, and interpret the terms of the Plan. Unless otherwise determined, the Committee will consist of the Senior Human Resources Officer, Senior Compensation Officer, and other staff members as appropriate.

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  Any claims for payments under the Plan or any other matter relating to the Plan must be presented in writing to the Committee within 60 days after the event that is the subject of the claim. The Committee will then provide a response within 60 days, which response shall be final and binding.

General Provisions

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  Awards are subject to all applicable taxes and other required deductions.

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  The Plan will not be available to employees subject to the laws of any jurisdiction which prohibits any provisions of this Plan or in which tax or other business considerations make participation impracticable in the judgment of the Committee.

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  This Plan does not constitute a guarantee of employment nor does it restrict Motorola's rights to terminate employment at any time or for any reason

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  The Plan is offered as a gratuitous award at the sole discretion of Motorola. The Plan does not create vested rights of any nature nor does it constitute a contract of employment or a contract of any other kind. The Plan does not create any customary concession or privilege to which there is any entitlement from year-to-year, except to the extent required under applicable law. Nothing in the Plan entitles an employee to any remuneration or benefits not set forth in the Plan nor does it restrict Motorola's rights to increase or decrease the compensation of any employee, except as otherwise required under applicable law.

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  The awards shall not become a part of any employment condition, regular salary, remuneration package, contract or agreement, but shall remain gratuitous in all respects. Awards are not to be taken into account for determining overtime pay, severance pay, termination pay, pay in lieu of notice, or any other form of pay or compensation.

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  This Plan is provided at Motorola's sole discretion and Motorola may modify or eliminate it at any time, prospectively or retroactively, without notice or obligation. In addition, there is no obligation to extend or establish a plan in subsequent years.

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  The Plan shall not be pre-funded. Motorola shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of awards.

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  Since employee retention is an important objective of this Plan and awards do not bear a precise arithmetic relationship to time worked within the calendar year or length of service with Motorola, employees who resign or are terminated prior to the end of the Plan Year shall not receive a pro rata award.

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  Employees who are separated from employment with Motorola due to divestiture, closure, or dissolution of a business are not eligible to receive an award.

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  The award for an employee who has died prior to the end of the Plan Year while actively employed or on a leave of absence will be paid to the decedent's estate.

Definitions

        Eligible Earnings:    The Committee will determine Eligible Earnings for each country, consistent with their respective legal and practical requirements. The Committee may determine inclusions and exclusions from Eligible Earnings as it deems appropriate and may vary its determinations by country.

        Employee:    a person in an employee-employer relationship with the Company whose base wage or base salary is processed for payment by the Company's Payroll Department(s) and not by any other department of the Company (or by any other company). Exclusions include:

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  Any independent contractor, consultant, or individual performing services for the Company who has entered into an independent contractor or consultant agreement;

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  Any individual performing services under an independent contractor or consultant agreement, a purchase order, a supplier agreement or any other agreement that the Company enters into for services;

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  Any person classified by the Company as a temporary or contract labor (such as black badges, brown badges, contractors, contract employees, job shoppers) regardless of the length of service; and

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  Any "leased employee" as defined in Section 414(n) of the U.S. Internal Revenue Code of 1986, as amended.

        Retired:    This Plan utilizes the definition of "retiree" that appears in the primary retirement plan covering the employee.

        Profit Before Tax:    Pre-tax profits, calculated according to Motorola's financial standards and measured on an ongoing basis.

        Free Cash Flow:    Operating Cash Flow less Capital Expenditures, both calculated according to Motorola's financial standards, and measured on an as-reported basis.

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  Exhibit 10.1